AMENDMENT NO. 1
TO THE
AARON’S, INC.
EMPLOYEES RETIREMENT PLAN AND TRUST

This Amendment No. 1 is made and entered into this 1st day of December, 2011, by Aaron’s Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company maintains the Aaron’s, Inc. Employees Retirement Plan and Trust, as amended and restated effective as of December 31, 2010 (the “Plan”), for the exclusive benefit of its employees and their beneficiaries;

WHEREAS, Article X of the Plan permits the Company to amend the Plan from time to time; and

WHEREAS, the Company desires to amend the Plan to reflect the activation date of the Plan’s Roth 401(k) contribution feature and to provide for certain changes pursuant to the Worker, Retiree, and Employer Recovery Act of 2008.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.    The first sentence of Section 3.1(a)(iv)(1) shall be amended, effective as of December 1, 2011, to read as follows:

“Effective as of December 1, 2011 and subject to all the terms, conditions and limitations of the Plan, each Participant may make an election to make Roth 401(k) Contributions in lieu of all or a portion of the Pay Transfers that the Participant is otherwise entitled to make under Section 3.1(a).”

2.    New Section 5.9(c)(ix) shall be added, effective as of January 1, 2009, as follows:

(a)    “(ix)    Required Minimum Distributions for 2009. Notwithstanding anything contained herein to the contrary, a Participant or designated Beneficiary who would have been required to receive required minimum distributions for the 2009 Plan year pursuant to this Section 5.9(c) but for the enactment of Section 401(a)(9)(H) of the Code, and who would have satisfied that requirement by receiving a distribution that was (1) equal to the required minimum distribution for 2009; or (2) one or more payments in a series of substantially equal distributions (that would have included the required minimum distribution for 2009) made at least annually and expected to last for the life (or life expectancy) of the

Participant, the joint lives (or joint live expectancy) of the Participant and the designated Beneficiary, or for a period of at least 10 years (collectively referred to as the “2009 RMD”), did not receive any 2009 RMD unless the Participant or designated Beneficiary affirmatively elected to receive the 2009 RMD. Notwithstanding anything to the contrary and if so requested by a Participant or designated Beneficiary, all or any portion of a 2009 RMD made to a Participant or designated Beneficiary was treated as an Eligible Rollover Distribution for any Plan purpose.”

Except as amended herein, the provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by its duly authorized corporate officer and its corporate seal to be hereunto affixed.

AARON’S, INC.
By:	/s/ Gilbert L. Danielson
Gilbert L. Danielson Executive Vice President and Chief Financial Officer

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